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                                  FORM 8-K/A

                    CURRENT REPORT FOR ISSUERS SUBJECT TO
                     THE 1934 ACT REPORTING REQUIREMENTS

                                  FORM 8-K/A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 1996

                        AAVID THERMAL TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

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Delaware                                                                         02-0466826
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(State or other jurisdiction of         (Commission File Number                (I.R.S. Employer
incorporation or organization)                                                 Identification No.)
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                One Kool Path, P.O. Box 400, Laconia, N.H.   03247
                (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (603) 528-3400
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Item 2.  Acquisition of Assets
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     On May 16, 1996, Aavid Thermal Technologies, Inc. (the "Company"), through its wholly owned subsidiary Fluent, Inc. ("Fluent") pursuant to a Stock
Purchase Agreement dated as of May 6, 1996 (the "Agreement") among the Company and Michael Engelman and Simon Rosenblatt, acquired all of the issued and outstanding stock of Fluid Dynamics International, Inc. ("FDI"), a State of Illinois corporation for $3,750,000 in cash and 75,000 shares of the Company's common stock, par value $.01 per share. FDI remains a wholly owned subsidiary of the Company through Fluent.

     The Company anticipates that the cash to be paid to the selling shareholders pursuant to the acquisition will be funded through available cash or its existing credit facility.

     Fluent is a recognized leader in the field of computational fluid dynamics technology based modeling and analysis software used in the development of products in automotive, aerospace, power generation, electronics and plastics industries. FDI's presence in key market segments, such as food processing, biomedical, metallurgy, and electronics cooling, is an important complement to the Fluent software line.

Item 7.  Financial Statement, Pro Forma Financial Information and Exhibits.
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     The Company has determined that no financial statements or pro forma information of FDI are required under the Rules of the Securities and Exchange Commission.

                                    Date May 16, 1996


                                    Aavid Thermal Technologies, Inc.


                                    By: /s/ John W. Mitchell
                                        -----------------------------------
                                        John W. Mitchell
                                        Vice President
                                        and General Counsel